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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                              FORM 8-A/A-2

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                                HEI, Inc.
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           (Exact name of registrant as specified in its charter)

             Minnesota                                 41-0944876
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(State of Incorporation or Organization)    (IRS Employer Identification No.)

P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota         55386
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     (Address of Incorporation or Organization)                   (Zip Code)

    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective and is effective pursuant to General Instruction A.(c), check the following box. //

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /x/

    Securities Act registration statement file number to which this form relates: _________ (if applicable).

    Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each Class              Name of Each Exchange On Which
        To Be So Registered              Each Class Is to Be Registered
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    Securities to be registered pursuant to Section 12(g) of the Act:


                   Rights to Purchase Common Stock
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                          (Title of class)

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                          (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Effective March 13, 1998, the Company amended Section 3(a) of the Rights Agreement dated May 27, 1988 by and between the Company and Norwest Bank Minnesota, N. A., as Rights Agent, to allow the Board of Directors to defer the "Distribution Date" for the issuance of Rights Certificates.

ITEM 2.  EXHIBITS.

         1. Amendment dated March 13, 1998, to Rights Agreement dated May 27, 1988, by and between the Company and Norwest Bank Minnesota, N. A., as Rights Agent.



                                 SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     HEI, Inc.
                                     (Registrant)

Dated: March 18, 1998                By: /s/ Eugene W. Courtney
                                         --------------------------------
                                         Eugene W. Courtney
                                         President and Chief Executive Officer


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